EXHIBIT 16.1

                LETTER FROM BAIER & WILLIAMS DATED JULY 24, 2003.



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                                       1169 Pittsford - Victor Road, Suite 125
                                              Pittsford, New York 14534
BAIER & WILLIAMS, LLP.                              (585)385-0530
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    Certified Public Accountants * Business and Financial Advisory Services


                                               July 25, 2003

Office of the Chief Accountant
SECURITIES AND EXCHANGE COMMISSION
450 Fifth Street, NW
Washington, DC  20549

We would like to inform you that we have read the disclosures provided by IPEC Holdings, Inc. (File #0-30721) in its filing of Form 10QSB dated July 25, 2003 and that there are no disagreements regarding the statements made under Item 5. Other Information.

                                                Sincerely,

                                                /s/ Baier & Williams, LLP


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